Exhibit 10.28

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of January 30, 2017, by and among MYR Group Inc. (the “Company”), Engine Capital, L.P., Engine Capital Management, LLC, Engine Jet Capital, L.P., Engine Airflow Capital, L.P., Engine Investments, LLC, Engine Investments II, LLC and Bradley Favreau (collectively, “Engine” and each an “Engine Member”). The Company and each Engine Member is a “Party” to this Agreement, and collectively they are the “Parties”.

RECITALS

WHEREAS, the Company and certain of the Engine Members are party to an Agreement, dated as of March 22, 2016 (the “Prior Agreement”);

WHEREAS, the Parties desire to terminate the Prior Agreement; and

WHEREAS, the Company and Engine have determined to come to an agreement with respect to certain matters related to the 2017 Annual Meeting and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.          Board Matters; 2017 Annual Meeting.

(a)          The Company agrees that, as promptly as practicable following the execution of this Agreement, the Board and all applicable committees of the Board will take all action necessary to nominate Mr. Favreau for election to the Board as a Class III director as part of the Company’s slate of director nominees for the 2017 Annual Meeting of stockholders of the Company (the “2017 Annual Meeting”).

(b)          Engine acknowledges that immediately following the 2017 Annual Meeting, the Board and all applicable committees of the Board intend to reduce the size of the Board from eleven (11) directors to ten (10) directors.

(c)          The Company agrees that it will recommend, support and solicit proxies for the election of Mr. Favreau at the 2017 Annual Meeting in the same manner as for the Company’s other nominees standing for election to the Board at the 2017 Annual Meeting.

(d)          Upon the execution of this Agreement, Engine hereby agrees not to (i) nominate any person for election at the 2017 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2017 Annual Meeting, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2017 Annual Meeting, directly or indirectly, and will not permit any of its Affiliates or Associates to do any of the items in this Section 1(d). Engine will not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(d).

(e)          At the 2017 Annual Meeting, Engine agrees to appear in person or by proxy and vote all shares of Common Stock beneficially owned by it (i) in favor of the election of each of the Company’s nominees for election to the Board (ratably with respect to all nominees), (ii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal and (iii) to ratify the appointment of the independent registered public accounting firm designated by the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

(f)          Engine agrees that it will cause each of its Affiliates and Associates to comply with the terms of this Agreement. As used in this Agreement, the terms “Affiliate” and “Associate” will have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and will include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

2.          Standstill Provisions.

(a)          Engine agrees that, from the date of this Agreement until the conclusion of the 2017 Annual Meeting (the “Standstill Period”), neither it nor any of its Affiliates or Associates under its control or direction will, and it will cause each of its Affiliates and Associates under its control not to, directly or indirectly, in any manner:

(i)          engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” as such terms are defined in Regulation 14A under the Exchange Act of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;

(ii)         form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the Engine Members, but does not include any other entities or persons not identified as Engine Members as of the date hereof); provided, however, that nothing herein will limit the ability of an Affiliate or Associate of Engine to join its respective “group” following the execution of this Agreement, so long as any such Affiliate or Associate agrees to be bound by the terms and conditions of this Agreement;

(iii)        deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the Engine Members and otherwise in accordance with this Agreement;

(iv)        seek or encourage any person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors;

(v)         (A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, (B) make any offer or proposal (with or without conditions) with respect to a merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company, or encourage, initiate or support any other third party in any such related activity or (C) make any public communication in opposition to any Company acquisition or disposition activity approved by the Board;

(vi)        vote for any director or directors for election to the Board other than those nominated or supported by the Board;

(vii)       except in accordance with Section 1, seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders (other than such encouragement, support or influence that is consistent with the Company’s management or the Board’s recommendation in connection with such matter);

(viii)      seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders or for any books and records of the Company; provided, however, any Engine Appointee shall have the right to request stocklist materials or other books and records of the Company in his or her capacity as a director of the Company;

(ix)         acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Common Stock of the Company representing in the aggregate (among Engine and its Affiliates and Associates) in excess of 9.9% of the Company’s then outstanding Common Stock (other than securities issued or purchased by the Company pursuant to a stock split, stock dividend, stock repurchase or similar corporate action initiated by the Company with respect to any Common Stock beneficially owned by Engine Capital on the date of this Agreement);

(x)          other than through open market broker sale transactions where the identity of the purchaser is unknown, sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, any security of the Company or any right decoupled from such underlying security held by Engine to any third party that would to Engine’s knowledge result in such third party, together with its Affiliates, owning, controlling or otherwise having any beneficial or other ownership interest of any third party who, together with its Affiliates, has a beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time, except in each case either (A) in a transaction approved by the Board or (B) to a third party who is entitled, and following such transaction continues to be entitled, to file statements on Schedule 13G pursuant to Rule 13d-1(b) or Rule 13d-1(c) promulgated under the Exchange Act; or

(xi)         make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party.

(b)          Except as expressly provided in Section 1 or Section 2(a), each Engine Member will be entitled to:

(i)          vote its shares on any other proposal duly brought before the 2017 Annual Meeting, or otherwise vote as each Engine Member determines in its sole discretion provided that all Engine Members vote their shares in the same manner; or

(ii)         disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefore; provided that, as applicable, all such activity is in compliance with the requirements of this Agreement and that such disclosure is made in a consistent manner and includes all Engine Members.

(c)          Nothing in this Section 2 shall be deemed to limit the exercise in good faith by an Engine Appointee of his or her fiduciary duties solely in his or her capacity as a director of the Company.

3.          Board Policies and Procedures. Each Engine Appointee understands and acknowledges that all members of the Board, including the Engine Appointees, are required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of business conduct and ethics, securities trading policies, director confidentiality policies, and corporate governance guidelines, and agrees to preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board or Board committees. Each Engine Appointee and Engine shall provide the Company with such information concerning such Engine Appointee or Engine, as the case may be, as is required to be disclosed under applicable law or stock exchange regulations, in each case as promptly as practicable following the Company’s written request therefor.

4.          Representations and Warranties of the Company. The Company represents and warrants to Engine that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5.          Representations and Warranties of Engine. Engine represents and warrants to the Company that (i) the authorized signatory of each Engine Member set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it thereto, (ii) this Agreement has been duly authorized, executed and delivered by each Engine Member, and is a valid and binding obligation of such Engine Member, enforceable against such Engine Member in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (iii) to the extent that any Engine Member is a legal entity, the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of such Engine Member as currently in effect, and (iv) the execution, delivery and performance of this Agreement by each Engine Member does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Engine Member, (B) violate or conflict with any agreement, arrangement or understanding among the Engine Members, or (C) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Engine Member is a party or by which it is bound.

6.          Mutual Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period or, if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, will in any way publicly disparage, call into disrepute, defame, slander or otherwise criticize the other Parties or such other Parties’ subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current director of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), employees, shareholders, agents, attorneys or representatives, or any of their products or services, in any manner that would damage the business or reputation of such other Parties, their products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, shareholders, agents, attorneys or representatives.

7.          Termination. Upon the expiration of the Standstill Period, this Agreement will immediately and automatically terminate and no Party shall have any further right or obligation under this Agreement. Upon execution of this Agreement, the Prior Agreement will immediately and automatically terminate and no party thereto shall have any further right or obligation under the Prior Agreement.

8.          Specific Performance. Each of the Parties acknowledge and agree that irreparable injury to the other Party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Engine, on the one hand, and the Company, on the other hand (the “Moving Party”), will each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 8 is not the exclusive remedy for any violation of this Agreement.

9.          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

10.         Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications are as follows:

If to the Company:

MYR Group Inc.
1701 Golf Road, Suite 3-1012
Rolling Meadows, Illinois 60008
Attention: Gerald B. Engen, Jr.
Telephone: (847) 290-1891
Facsimile: (847) 290-1892

with a copy (which will not constitute notice) to:

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
Attention: James P. Dougherty
Telephone: (216) 586-7302
Facsimile: (216) 579-0212

If to Engine or any Engine Member:

Engine Capital, L.P.
1370 Broadway, 5th Floor
New York, New York 10018
Attention: Arnaud Ajdler
Telephone: (212) 321-0048
Facsimile: (646) 380-1220

with a copy (which will not constitute notice) to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Andrew M. Freedman
Telephone: (212) 451-2250
Facsimile: (212) 451-2222

11.         Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits, with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

12.         Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries. This Agreement contains the entire understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each of the Company and Engine, except that the signature of an authorized representative of the Company will not be required to permit an Affiliate of Engine to agree to be an Engine Member and be bound by the terms and conditions of this Agreement. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, heirs, executors, legal representatives and permitted assigns. No Party will assign this Agreement or any rights or obligations hereunder without, with respect to any Engine Member, the prior written consent of the Company, and with respect to the Company, the prior written consent of Engine. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.

13.         Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

THE COMPANY:

MYR GROUP INC.

By:	/s/ WILLIAM A. KOERTNER
Name:	William A. Koertner
Title:	Executive Chairman of the Board of Directors

ENGINE:

ENGINE CAPITAL MANAGEMENT, LLC

By:	/s/ ARNAUD AJDLER
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE CAPITAL, L.P.

By:	Engine Investments, LLC,
General Partner

By:	/s/ ARNAUD AJDLER
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE JET CAPITAL, L.P.

By:	Engine Investments, LLC,
General Partner

By:	/s/ ARNAUD AJDLER
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE AIRFLOW CAPITAL, L.P.

By:	Engine Investments, LLC,
General Partner

By:	/s/ ARNAUD AJDLER
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE INVESTMENTS, LLC

By:	/s/ ARNAUD AJDLER
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE INVESTMENTS II, LLC

By:	/s/ ARNAUD AJDLER
Name:	Arnaud Ajdler
Title:	Managing Member

/s/ BRADLEY FAVREAU
BRADLEY FAVREAU